Exhibit 23.2



                    CONSENT OF INDEPENDENT ACCOUNTANTS
                    ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 5, 1999 relating to the financial statements of Cabot Microelectronics Corporation, a division of Cabot Corporation, for the year ended September 30, 1999 which appears in the Registration Statement on Form S-1 of Cabot Microelectronics Corporation dated April 4, 2000.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 7, 2000